As filed with the Securities and Exchange Commission on August 7, 2015

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST COMMONWEALTH FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1428528
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Philadelphia Street
Indiana, PA 15701
724-349-7220
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James R. Reske
Executive Vice President and Chief Financial Officer
First Commonwealth Financial Corporation
601 Philadelphia Street
Indiana, Pennsylvania 15701
(724) 349-7220
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeremiah G. Garvey, Esq. Celia A. Soehner, Esq. Buchanan Ingersoll & Rooney PC One Oxford Centre 301 Grant Street, 20th Floor Pittsburgh, Pennsylvania 15219 Telephone: (412) 562-8800	Matthew C. Tomb, Esq. Executive Vice President Chief Risk Officer and General Counsel First Commonwealth Financial Corporation 601 Philadelphia Street Indiana, Pennsylvania 15701 Telephone: (724) 349-7220

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, $1.00 par value	—	—	—	—
Preferred stock, $1.00 par value	—	—	—	—
Debt securities	—	—	—	—
Depositary shares(4)	—	—	—	—
Warrants(5)	—	—	—	—
Stock purchase contracts	—	—	—	—
Units(6)	—	—	—	—

(1) The securities of each class may be offered and sold by the registrant and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The selling security holders may purchase the securities directly from the registrant or from one or more underwriters, dealers or agents.
(2) Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(3) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay-as-you-go” basis.
(4) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock, and will be evidenced by a depositary receipt.
(5) Includes warrants to purchase common stock, warrants to purchase preferred stock, warrants to purchase depositary shares, and warrants to purchase debt securities.
(6) Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

PROSPECTUS
First Commonwealth Financial Corporation

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Stock Purchase Contracts

Units

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the New York Stock Exchange and trades under the symbol “FCF.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, bank deposits or other obligations of any banking or non-banking subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Investing in our securities involves risks. See “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying any securities issued by us.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 7, 2015.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of each of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements, together with one or more pricing supplements, underlying supplements, product supplements and/or other types of offering documents or supplements (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change the information in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” beginning on page 2 of this prospectus.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances under which such offer or sale is unlawful.
Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of First Commonwealth Financial Corporation since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information. You should not assume that the information in or incorporated by reference in this prospectus or any accompanying prospectus supplement prepared by us is accurate as of any date other than the date(s) on the front covers of those documents, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since those dates.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
We may offer and sell securities directly to you, through agents we select or through underwriters or dealers we select. If we, directly or through agents, solicit offers to purchase securities, we reserve the right to accept and, together with our agents, to reject, in whole or in part, any of such offers. The prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “First Commonwealth,” the “Corporation,” “we,” “us,” “our” or similar references mean First Commonwealth Financial Corporation.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including this registration statement and the exhibits and schedules thereto, are available over the Internet at the SEC’s website at http://www.sec.gov and on our website at www.fcbanking.com. Except as specifically incorporated by reference in this prospectus, information on those websites is not part of this prospectus. You may also read and copy any documents we file with the SEC by visiting the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, you may inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
The SEC allows us to “incorporate by reference” the information in the documents we file with them. This means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules) after the date of this prospectus and before termination of the offering of securities under this prospectus. The SEC file number for these documents is 001-31940.

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, which we filed on March 2, 2015;

•	The portions of our definitive proxy statement on Schedule 14A, filed on March 19, 2015, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2015, which we filed on May 8, 2015

•	Our Quarterly Report on Form 10-Q for the six months ended June 30, 2015, which we filed on August 7, 2015;

•	Our Current Reports on Form 8-K filed on January 21, 2015, January 29, 2015 and May 1, 2015; and

•
The description of our common stock contained in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating this description.

Upon written or oral request, we will provide you, at no cost, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus (excluding the exhibits to those documents unless they have been specifically incorporated by reference into the requested document). You may request these documents from Investor Relations, 601 Philadelphia Street, Indiana, Pennsylvania 15701; telephone: (724) 463-2030.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate or complete as of any date except the date on the cover page of that document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations and projections about future events. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995, and we are including this note for purposes of those safe harbor provisions. You can identify these forward-looking statements from our use of the words “may,” “will, “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect” and similar expressions. All statements in this prospectus and the information incorporated by reference herein not dealing with historical results are forward-looking and are based on various assumptions. Accordingly, those statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by those statements. Those risks and uncertainties include, but are not limited to:

•	local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers;

•	volatility and disruption in national and international financial markets;

•	the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•	inflation, interest rate, commodity price, securities market and monetary fluctuations;

•	the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply;

•	the soundness of other financial institutions;

•	political instability;

•	impairment of First Commonwealth’s goodwill or other intangible assets;

•	acts of God or of war or terrorism;

•	the timely development and acceptance of new products and services and perceived overall value of these products and services by users;

•	changes in consumer spending, borrowings and savings habits;

•	changes in the financial performance and/or condition of First Commonwealth’s borrowers;

•	technological changes;

•	acquisitions and integration of acquired businesses;

•	First Commonwealth’s ability to attract and retain qualified employees;

•	changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers;

•	the ability to increase market share and control expenses;

•
the effect of changes in accounting policies and practices as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters;

•	the reliability of First Commonwealth’s vendors, internal control systems or information systems;

•
the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews, and the ability to obtain required regulatory approvals; and

•
other risks and uncertainties which may be set forth in an accompanying prospectus supplement and under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, and in the other periodic reports we subsequently file from time to time with the SEC.

Forward-looking statements speak only as of the date made. We do not assume any duty and do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

ABOUT FIRST COMMONWEALTH
First Commonwealth Financial Corporation is a financial holding company that is headquartered in Indiana, Pennsylvania. We provide a diversified array of consumer and commercial banking services through our bank subsidiary, First Commonwealth Bank and our other operating subsidiaries. At June 30, 2015, we had total assets of $6.3 billion, total loans of $4.5 billion, total deposits of $4.3 billion and shareholders’ equity of $712 million.
First Commonwealth Bank is a Pennsylvania bank and trust company. As of June 30, 2015, First Commonwealth Bank operated 107 community banking offices throughout western and central Pennsylvania and loan production offices in Pittsburgh, Pennsylvania and Cleveland, Ohio. The largest concentration of our branch offices is located within the greater Pittsburgh metropolitan area in Allegheny, Butler, Washington and Westmoreland counties, while our remaining offices are located in smaller cities such as Altoona, Johnstown and Indiana, Pennsylvania, and in towns and villages throughout predominantly rural counties.
Our principal executive office is located at 601 Philadelphia Street, Indiana, Pennsylvania 15701, and our telephone number is (724) 349-7220.

RISK FACTORS
An investment in our securities involves risks. Before making an investment decision, you should carefully consider the risks described in the documents incorporated by reference in this prospectus and in any prospectus supplement used in connection with an offering of our securities, including those risks identified under “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this prospectus and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or free writing prospectus that we authorize from time to time, or incorporated by reference into this prospectus or a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	For the six months ended June 30,		For the years ended December 31,
	2015	2014	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges:
Excluding interest on deposits	11.32	12.65	10.79	9.86	7.29	2.75	2.92
Including interest on deposits	6.02	4.46	4.30	3.59	2.86	1.35	1.37

Note:
We calculate our ratio of earnings to fixed charges by adding income before income taxes plus fixed charges and dividing that sum by our fixed charges. Our fixed charges consist of interest expense and the portion of our rental expense deemed to represent interest. We calculate our ratio of earnings to fixed charges and preferred stock dividends by adding income before income taxes plus fixed charges minus preferred stock dividends and dividing that sum by our fixed charges. Our fixed charges for this ratio consist of interest expense, the portion of our rental expense deemed to represent interest, and preferred stock dividends.

SUMMARY OF THE SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide to prospective investors each time we offer securities, will describe the amounts, prices and detailed terms of the securities, including the initial offering price and net proceeds to us, and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject, in whole or in part, any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Stock

We may sell our common stock, par value $1.00 per share. In the applicable prospectus supplement, we will describe the aggregate number of shares offered, the offering price or prices of the shares, dividend rights, voting rights, rights upon liquidation or dissolution, and other relevant rights with respect to the common stock offered for sale in any such offering. Our common stock is listed on the NYSE under the ticker symbol “FCF.”

Debt Securities - Senior Debt Securities and Subordinated Debt Securities

Our debt securities may be senior or subordinated in priority of payment, convertible into shares of our capital stock, and secured or unsecured. In the applicable prospectus supplement, we will provide a description of the debt securities offered, including the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order. Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in one or more series under the applicable indenture to be entered into between us and a trustee to be selected. The form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

Preferred Stock

We may sell shares of our preferred stock, par value $1.00 per share, in one or more series. In the applicable prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and, if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange, and any other specific terms of the series of preferred stock.

Depositary Shares

The particular terms of the depositary shares and related agreements and receipts will be described in the applicable prospectus supplement relating to those depositary shares. For more information, you should review the relevant form of deposit agreement and relevant form of depositary receipts, which will be filed with the SEC.

Warrants

We may sell warrants to purchase our debt securities, depositary shares, shares of preferred stock or shares of common stock. In the applicable prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether your or our obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value. For more information, you should review the relevant form of warrant agreement and the relevant form of warrant certificate, if any, which will be filed with the SEC.

Stock Purchase Contracts

We may sell stock purchase contracts, including stock purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our debt securities, depositary shares, preferred stock or common stock. The price of our debt securities or price per share of common stock or preferred stock, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may sell stock purchase contracts in such amounts and in as many distinct series as we wish. The applicable prospectus supplement will describe the terms of any stock purchase contracts. For more information, you should review the relevant form of purchase contract, if any, which will be filed with the SEC.

Units

We may sell any combination of one or more of the other securities described in this prospectus together as units. In the applicable prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units. For more information, you should review the relevant form of unit agreement and the relevant form of unit certificate, if any, which will be filed with the SEC.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we will use the net proceeds from the sale of any securities we sell for general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling security holder.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for the Corporation by Buchanan Ingersoll & Rooney PC, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated statements of financial condition as of December 31, 2014 and 2013, and the related consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, included in our Annual Report on Form 10-K for the year ended December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.
The estimated expenses in connection with this registration statement, other than underwriting discounts and commissions, are as follows:

SEC registration fee	$(1)
Trustee fees	(2)
Printing expenses	(2)
Legal and accounting expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
TOTAL	$(2)

(1)	Deferred pursuant to Rule 456(b) and to be calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
(2)
These fees are calculated based on the numbers of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. An aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Sections 1741 to 1743 of the Pennsylvania Business Corporation Law (the “BCL”) provide that a corporation may indemnify its representatives (including directors and officers) against expenses, judgments, fines and amounts paid in settlement that they incur in such capacities, provided certain standards are met, including good faith and the reasonable belief that the particular action is in, or not opposed to, the best interests of the corporation or, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person seeking indemnification is adjudged liable to the corporation. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions to which they are made a party by reason of their status as directors or officers if they are successful on the merits or otherwise in the defense of such actions.

Section 1746 of the BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any provision in the corporation’s articles of incorporation or bylaws, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Article 11 of the Corporation’s Bylaws provides for the indemnification of directors and officers against expenses and liabilities to the fullest extent permitted by law. Any director or officer who is made, or threatened to be made, a party to any claim, action, suit or proceeding by reason of such person being or having been a director or officer of the Corporation or a subsidiary of the Corporation, or by reason of the fact that such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another corporation or entity, will be entitled to indemnification. The Bylaws further provide that such indemnification is not exclusive of any other rights to which such individual may be entitled.

Article 12 of the Corporation’s Bylaws provides that no director or officer of the Corporation will be liable by reason of having been a director or officer of the Corporation if the person performs his or her duties in good faith and in a manner reasonably believed to be in the best interests of the Corporation. This standard will be satisfied if the person acted without self-dealing, willful misconduct or recklessness.

The Corporation has obtained and maintains insurance policies covering its officers and directors and indemnifying them against loss on account of certain claims made against them, within the limits and subject to the limitations of such policies.

Item 16. Exhibits.
A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, Commonwealth of Pennsylvania, on this 7th day of August, 2015.

FIRST COMMONWEALTH FINANCIAL CORPORATION

By: /s/ T. Michael Price

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, T. Michael Price and James R. Reske, his true and lawful attorney-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done or by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ T. Michael Price	President and Chief Executive Officer	August 7, 2015
T. Michael Price	Director

/s/ James R. Reske	Executive Vice President, Chief Financial Officer and Treasurer	August 7, 2015
James R. Reske	(Principal Financial and Principal Accounting Officer)

/s/ David S. Dahlmann	Chairman of the Board	August 7, 2015
David S. Dahlmann

/s/ James G. Barone	Director	August 7, 2015
James G. Barone

/s/ Julie A. Caponi	Director	August 7, 2015
Julie A. Caponi

/s/ Ray T. Charley	Director	August 7, 2015
Ray T. Charley

/s/ Gary R. Claus	Director	August 7, 2015
Gary R. Claus

/s/ Johnston A. Glass	Director	August 7, 2015
Johnston A. Glass

Signature	Title	Date
/s/ Jon L. Gorney	Director	August 7, 2015
Jon L. Gorney

/s/ David W. Greenfield	Director	August 7, 2015
David W. Greenfield

/s/ Luke A. Latimer	Director	August 7, 2015
Luke A. Latimer

/s/ Laurie Stern Singer	Director	August 7, 2015
Laurie Stern Singer

/s/ Robert J. Ventura	Director	August 7, 2015
Robert J. Ventura

INDEX TO EXHIBITS

No.	Description

1.1	Form of Underwriting Agreement*

3.1
Amended and Restated Articles of Incorporation of First Commonwealth Financial Corporation (incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q for the quarter ended June 30, 2010, filed on July 30, 2010)

3.2	Amended and Restated By-Laws of First Commonwealth Financial Corporation (incorporated by reference to Exhibit 3.1 to the current report as Form 8-K filed January 20, 2011)

4.1	Form of Senior Debt Indenture (incorporated by reference to Exhibit 4.1 to the First Commonwealth Financial Corporation’s Registration Statement on Form S-3 (333-165848) filed April 1, 2010)

4.2	Form of Senior Debt Security*

4.3	Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4.2 to the First Commonwealth Financial Corporation’s Registration Statement on Form S-3 (333-165848) filed April 1, 2010)

4.4	Form of Subordinated Debt Security*

4.5	Form of Statement With Respect to Shares*

4.6	Specimen Certificate for Shares of Preferred Stock*

4.7	Form of Deposit Agreement*

4.8	Form of Depositary Receipt (to be included in Exhibit 4.7)*

4.9	Form of Warrant Agreement*

4.10	Form of Warrant (to be included in Exhibit 4.9)*

4.11	Form of Stock Purchase Contract*

4.13	Form of Unit Agreement*

5.1	Opinion of Buchanan Ingersoll & Rooney PC (filed herewith)

12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages to this Registration Statement on Form S-3)

25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Indenture*

25.1	Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Indenture*

*

To be filed subsequently as an exhibit to a Current Report on Form 8-K and incorporated by reference herein or by a post-effective amendment to this Registration Statement at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.